Exhibit 23 (b)(vi) under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. S-K

                       FEDERATED EQUITY INCOME FUND, INC.
                                  AMENDMENT #8

                                 TO THE BY-LAWS
                            (EFFECTIVE MAY 12, 1998)

Strike Section 3 - Place of Meetings from Article I - Meeting of Shareholder and replace it with the following:

        Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.